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                                                                   EXHIBIT 77Q1

August 29, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-4720

Ladies and Gentlemen:

We have read Sub-Item 77K of Form N-SAR dated August 29, 2012, of the Columbia Funds Variable Series Trust II and are in agreement with the statements in the second and third paragraphs. We have no basis to agree or disagree with other statements of the registrant therein.

                                                  /s/ ERNST & YOUNG LLP